UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2018

GLOBAL BRASS AND COPPER HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35938	06-1826563
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

475 N. Martingale Road Suite 1050 Schaumburg, IL	60173
(Address of principal executive offices)	(Zip Code)
(847) 240-4700
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 24, 2018, Global Brass and Copper Holdings, Inc. (the “Company”) held its annual meeting of stockholders. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders:

Election of directors	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Vicki L. Avril	19,054,668	151,848	5,304	985,342
Donald L. Marsh	17,020,183	2,186,333	5,304	985,342
Bradford T. Ray	19,097,710	108,806	5,304	985,342
John H. Walker	19,075,369	130,758	5,693	985,342
John J. Wasz	19,145,925	60,202	5,693	985,342
Martin E. Welch, III	18,869,588	309,928	5,304	985,342
Ronald C. Whitaker	19,033,837	172,679	5,304	985,342

	Shares Voted For	Shares Voted Against	Abstentions	Broker Non-Votes
Ratification of appointment of PricewaterhouseCoopers LLP as the Company's independent public accounting firm for 2018	20,016,379	174,442	6,341	—
Vote to approve, on an advisory basis, the compensation of the Company's named executive officers	18,017,782	255,540	938,498	985,342

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL BRASS AND COPPER HOLDINGS, INC.

By:	/s/ Christopher J. Kodosky
Name: Christopher J. Kodosky
Title: Chief Financial Officer
Date: May 24, 2018